EXHIBIT 99

S. Michael Rudolph
841 Fairfield Road
Burlingame, CA 94010
650-340-9585

February 4, 2004

Mr. Owen Naccarato
Naccarato and Associates
19600 Fairchild, Suite 260
Irvine, CA 92612

Dear Owen:

In your capacity of counsel for Warning Model Management, Inc., please accept this as my resignation from the Chief Executive Officer and Director positions of Warning Model Management, Inc.

Unfortunately, my business and personal interests no longer allow me to serve Warning Model. I wish the company and its employees the best of success.

This resignation should be considered as effective immediately.

Best regards,

/s/ S. Michael Rudolph
S. Michael Rudolph